Exhibit 4.1

FIRST AMENDMENT TO WARRANT TO PURCHASE STOCK

This FIRST AMENDMENT TO WARRANT TO PURCHASE STOCK (this “Amendment”) is made as of December 20, 2018, by and among Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), and Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (together with any successor or permitted assignee or transferee of the Warrant, “Holder”) to amend that certain Warrant to Purchase Stock issued in favor of the Holder on April 10, 2015 (the “Warrant”).    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

WHEREAS, the Company previously issued the Warrant to Holder; and

WHEREAS, the Company and Holder desire to amend the Warrant to adjust the Warrant Price.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and Holder hereby agree as follows:

1.	Amendment of Warrant. The Warrant is hereby amended by reducing the Warrant Price (as defined therein) to “$8.26, subject to adjustment.”

2.	Miscellaneous.

2.1.

Except as expressly modified by this Amendment, all of the terms and conditions of the Warrant are reaffirmed and shall remain in full force and effect, until such Warrant is exercised and cancelled as provided therein. This Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Warrant.

2.2.	In the event of any conflict or inconsistency between any provisions of this Amendment and any provision of the Warrant, the provisions of this Amendment shall govern and control.

2.3.

This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its principles regarding conflicts of law.

2.4.	This Amendment may be executed in counterparts, all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first set forth above.

“COMPANY” RECRO PHARMA, INC.

By:	/s/ Ryan Lake
Name:	Ryan Lake
Title:	Chief Financial Officer

“HOLDER” ALKERMES PHARMA IRELAND LIMITED

By:	/s/ Richie Paul
Name:	Richie Paul
Title:	Director